As filed with the Securities and Exchange Commission on March 25, 2020

Registration No. 333-166858

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PIEDMONT OFFICE REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	58-2328421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5565 Glenridge Connector, Ste. 450

Atlanta, Georgia 30342

(770) 418-8800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

 Robert E. Bowers

Chief Financial Officer and Executive Vice President

Piedmont Office Realty Trust, Inc.

5565 Glenridge Connector, Ste. 450

Atlanta, Georgia 30342

(770) 418-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Keith M. Townsend

Zachary L. Cochran

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309-3521

(404) 572-4600

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (File No. 333-166858) (the “Original Registration Statement”), of Piedmont Office Realty Trust, Inc. (the “Company”), which was filed with the Securities and Exchange Commission and became effective on May 14, 2010. The Original Registration Statement registered 9,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share, which was subsequently re-designated as Common Stock, par value $0.01 per share (“Common Stock”), for sale pursuant to the Company’s Dividend Reinvestment Plan. The offering pursuant to the Original Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Original Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the 4,185,249 shares of Common Stock registered, but unsold, under the Original Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 25, 2020.

PIEDMONT OFFICE REALTY TRUST, INC.

By:   /s/ Robert E. Bowers

       Name:     Robert E. Bowers

       Title:       Chief Financial Officer and
                       Executive Vice President

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.